CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated September 9, 2026, and each included in this Post-Effective Amendment No. 332 to the Registration Statement (Form N-1A, File No. 333-30810) of State Street Institutional Investment Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports, dated February 26, 2026, with respect to the financial statements and financial highlights of State Street Federal Treasury Money Market Fund, State Street Federal Treasury Plus Money Market Fund and State Street Federal Government Money Market Fund (three of the funds constituting State Street Institutional Investment Trust) included in the Annual Report (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

Boston, Massachusetts

September 9, 2026